Exhibit 99.1

COMPROMISE AND SETTLEMENT AGREEMENT

     THIS IS A COMPROMISE AND SETTLEMENT AGREEMENT (the “Agreement”) which is executed as of the 21st day of May, 2004, effective as provided herein, by and among (i) Minorplanet Systems USA, Inc., a Delaware corporation, Caren (292) Limited, and Minorplanet Systems USA Limited (collectively, the “Debtors”) and (ii) Minorplanet Limited and Minorplanet Systems plc.

A. BACKGROUND

     1. Caren (292) Limited, a company registered in England under number 3213219, (f/k/a Minorplanet Limited) (herein called “Caren”) executed an Exclusive License and Distribution Agreement dated June 13, 2001, regarding vehicle tracking system technologies (the “License”), with Minorplanet Systems USA Limited, a company registered in England under number 4131647, (f/k/a Mislex (302) Limited) (herein called “Licensee”). On June 15, 2001, Caren’s ownership rights in the vehicle tracking system technologies and its rights as licensor were transferred to Minorplanet Limited, a company registered in England under number 4072786, (f/k/a Mislex (292)) (herein called “Licensor”). Minorplanet Limited is a wholly owned subsidiary of Minorplanet Systems plc, a United Kingdom public limited company. Consequently, Minorplanet Systems plc owns the intellectual property and the License through its ownership of Minorplanet Limited.

     2. On February 2, 2004, each of the Debtors filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”), jointly administered under Case No. 04-31200 HDH-11 (the “Bankruptcy Case”). Since the bankruptcy filing, the Licensee has continued to operate and use the License in its business. On March 8, 2004, Minorplanet Limited filed a proof of claim in Minorplanet Systems USA Limited’s bankruptcy case no. 04-31202-SAF-11 for all unpaid amounts due and owing under the License including, but not limited to, attorneys’ fees, costs, and the annual fee provided for under section 16.4 of the License and has asserted an administrative claim by a motion filed in the Bankruptcy Case.

     3. The Licensee wishes to reject the License and the Licensee and the Licensor have agreed to terminate the License upon the terms set forth herein. Further, the parties have negotiated in good faith and, in order to avoid the expense, inconvenience, delay and uncertainty of possible litigation, have reached an agreement to fully and completely resolve their disputes regarding any and all of their claims.

B. SETTLEMENT

     In consideration of the terms, conditions, releases, and covenants set forth in this Agreement, the parties agree to compromise and settle all disputes and claims that exist between as follows:

     1. On June 30, 2004, the License shall cease to be an exclusive license and will be deemed and will become, for all intents and purposes, a nonexclusive license for use by the Licensee until December 31, 2004 when it shall terminate. From the period beginning June 30, 2004 through December 31, 2004, the Territory in which the Debtors’ may market, sell and use

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the VMI System shall be reduced to the following metropolitan areas: Los Angeles, California; Atlanta, Georgia; Dallas, Texas; and Houston, Texas.

     2. On July 31, 2004, the Debtors and their affiliates shall no longer use the name, “Minorplanet,” nor any derivative thereof, and shall remove and refrain from using any references to said name.

     3. Within three days after the Effective Date, the Boston, Massachusetts distributor of Minorplanet Limited shall receive from the Debtors, at no cost, 100 AEM 3000 VMI units to USA specifications with accompanying special tariff SIM for T-Mobile.

     4. On the Effective Date, in satisfaction of all its claims, Minorplanet Limited shall be allowed a general unsecured claim in the amount of $1,000,000.00 in Minorplanet Systems USA Limited’s bankruptcy case no. 04-31202-SAF-11. On the Effective Date, Minorplanet Limited releases and waives its administrative claim and, as of such date, waives any future R&D fees due under Section 16.4 of the License. As soon as practicable after the Effective Date, Minorplanet Limited shall withdraw its motion filed in the Bankruptcy Case requesting an administrative claim.

     5. Minorplanet Systems plc will retain its current stock ownership in Minorplanet Systems USA, Inc. and will receive the treatment provided for such interest under any confirmed plan in the Bankruptcy Case.

     6. On December 31, 2004, the License shall terminate in its entirety (the “Termination Date”).

     7. On and as of the Effective Date, each of the Debtors, on behalf of themselves, and their respective past and present officers, directors, board members, trustees, parent companies, subsidiary and affiliate companies, employees, agents, servants, attorneys, heirs, executors, representatives, administrators, successors and assigns, hereby voluntarily, knowingly and willingly settle, remise, release, waive, acquit and forever discharge, and shall be deemed to have settled, remised, released, waived, acquitted and forever discharged, any and all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, payments, promises, controversies, liens, losses, rights, obligations, judgments, claims, demands and liabilities of every name, kind and nature whatsoever, both in law and in equity, known or unknown, suspected or claimed, matured or unmatured, liquidated or unliquidated, fixed or contingent that existed as of the Effective Date that (A) relate in any way to any creditors’ committee of the Chapter 11 Cases or the Debtors, (B) have been or could have been asserted in the Chapter 11 Cases (including, but not limited to, any contested matter or adversary proceeding), or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal, state or common law, including the federal securities laws and any state disclosure law, or (C) relate in any way to any facts and circumstances that are the subject of any of the foregoing actions, cases, matters and proceedings or to any conduct or omissions that occurred on or before the date of this Agreement in connection with the Debtors and/or the Bankruptcy Case (collectively, the “Release”), which the Debtors or any one of them ever had, now have, or can, shall or may have as of the Effective Date against Minorplanet Limited or Minorplanet Systems plc or any of their respective parent entities, subsidiary and affiliate

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companies, and each and all of their respective past and present officers, directors, stockholders, partners, principals, members, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates, administrators, family members, predecessors, successors and/or assigns; provided that the foregoing release shall not apply to this Agreement or the transactions contemplated thereby and shall not affect the right of any party to enforce this Agreement in accordance with its terms.

C. CONSEQUENCES OF TERMINATION OF THE LICENSE

     Pursuant to paragraph 20.1 of the License, the parties agree that on the Termination Date, the Licensee shall:

     1. Immediately cease to operate under the Business (as defined in the License) and to use the System (as defined in the License) or authorize any other person so to do and shall not thereafter hold itself out in any way as a Licensee of the Licensor and will refrain from any action that would or may indicate any relationship between it and the Licensor.

     2. Immediately cease to use in any way whatsoever any and all of the System IPR (as defined in the License) or any of it and/or any other trade names, logos, devices, insignia, procedures or methods which are or may be associated with the Trade Marks (as defined in the License) or the System.

     3. Return to the Licensor or otherwise dispose of or destroy as the Licensor shall direct all signs, advertising materials, stationery, invoices, forms, specifications, designs, records, data, samples, models, programs and drawings pertaining to or concerning the Business or the System or bearing any of the System IPR and, if requested by the Licensor, shall provide written confirmation to the Licensor to that effect; provided however, that on or after the Termination Date, the Licensee may retain one copy of the VMI software on license solely to maintain or repair existing systems of VMI customers for so long as its customers use the VMI software. The Debtors hereby undertake that they shall not as part of this license: (i) sell, market, license or distribute the VMI software to any third party; (ii) manufacture or develop or have manufactured or developed any software which is based on the VMI software; or (iii) commercially exploit (meaning any activity which would, in the absence of a license, constitute any infringement (or in the case of know-how, unauthorized use) of the Licensor’s intellectual property rights in the VMI software including, without limitation, any use in the development or manufacture of software or products, or with respect to their marketing, sale, offer for sale, export, leasing or other dealing within the course of a business) the VMI software. The license granted by the Licensor in this section C.3 shall terminate forthwith upon written notice from the Licensor if the Debtors (or any of them) breach the terms of the license in any way whatsoever. In such circumstances the Debtors shall return or destroy (at the Licensor’s option) the copy of the VMI software in its possession and, if requested by the Licensor, shall provide written confirmation to the Licensor to that effect. The Licensee may operate the VMI software on an internal computer only for this purpose.

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     4. Remove or permanently cover all signs or advertisements at its premises identifiable in any way with the Licensor and in the event of failure promptly so to do, to permit the authorized agents of the Licensor to enter on the premises for such purpose.

D. OTHER PROVISIONS

     1. Effective Date. The terms of this Agreement shall be deemed effective on the Effective Date. It shall be a condition precedent to the Effective Date of this Agreement that: (i) this Agreement shall have been executed by an authorized representative of each of the parties hereto; and (ii) an order shall have been entered by the Bankruptcy Court in the Bankruptcy Case approving this Agreement. The “Effective Date” of this Agreement shall be the day of entry by the Bankruptcy Court of an order approving this Agreement. To the extent applicable, the stay imposed by Bankruptcy Rule 6004(g) shall be waived and the order approving this Agreement shall become effective upon entry.

     2. Choice of Law. This Agreement shall be interpreted and construed according to the laws of the State of Texas.

     3. Binding Effect. The Debtors, Minorplanet Limited and Minorplanet Systems plc acknowledge that this Agreement is executed after negotiations between and among their respective representatives and legal counsel. The Debtors, Minorplanet Limited and Minorplanet Systems plc agree that: (a) each of the parties and their respective attorneys have conducted their own investigation concerning the facts surrounding the matters covered by this Agreement and in voluntarily choosing to execute this Agreement, have relied upon their own analysis of such facts and not on any information furnished by any other party hereto; (b) there are no oral or other written agreements concerning the subject matter of this Agreement; and (c) the right to rely on any oral or written statement of any person or any failure of any person to state any fact is expressly waived and released. This Agreement shall be binding upon the assignees and successors of the Debtors, Minorplanet Limited and Minorplanet Systems plc.

     4. Amendment to License Agreement. On the Effective Date this Agreement shall be deemed to be a duly authorized and enforceable amendment to the License.

     5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     6. Jurisdiction. This Agreement shall be subject to the jurisdiction of the Bankruptcy Court, with said Court retaining jurisdiction to enforce the terms herein.

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     IN WITNESS WHEREOF, the parties below have executed and delivered this Agreement as of the date first above written.

MINORPLANET SYSTEMS, USA, INC.

By:	(x) W. Michael Smith

W. Michael Smith
Executive Vice President, Chief
Operating Officer, Chief Financial
Officer, and Treasurer

CAREN (292) LIMITED

By:	(x) W. Michael Smith

W. Michael Smith
Executive Vice President, Chief Operating
Officer, Chief Financial Officer, and
Treasurer

MINORPLANET SYSTEMS USA LIMITED

By:	(x) W. Michael Smith

W. Michael Smith
Executive Vice President, Chief Operating
Officer, Chief Financial Officer, and
Treasurer

MINORPLANET SYSTEMS PLC

By:	(x) Kenneth J. Mullen

KENNETH JOHN MULLEN
Secretary and General Counsel

MINORPLANET LIMITED

By:	x) Kenneth J. Mullen

KENNETH JOHN MULLEN
Secretary and General Counsel

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